UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	August 4, 2006 (July 31, 2006)

HARTVILLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51993	94-3360099

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3840 Greentree Ave., SW, Canton, OH	44706

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(330) 484-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240,14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240,13e-4(c))

SECTION 1.	REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTERING INTO A MATERIAL DEFINITIVE AGREEMENT.
Conversion Agreement and Release
Effective August 1, 2006, the Registrant entered into a Conversion Agreement and Release with the holders of its two-year Convertible Debentures due November 2006. The Agreement provides that each such holder may elect to either (i) convert the aggregate outstanding principal amount of convertible debentures held by such holder into shares of the Registrant’s Common Stock at a conversion price of $0.15 per share or (ii) receive a cash payment in an amount equal to 20% of the aggregate outstanding principal amount of the convertible debentures held by such holder. Each such holder agreed to release the Registrant from all liabilities, damages or obligations pursuant to the transaction agreements relating solely to the convertible debentures, including without limitation any rights to registration of securities, liquidated damages or interest payments. A copy of the Conversion Agreement and Release is attached as Exhibit 10.1 and incorporated herein by reference.
Securities Purchase Agreement
On July 31, 2006, the Registrant entered into a Securities Purchase Agreement with certain existing stockholders of the Registrant, pursuant to which the Registrant agreed to sell (i) up to $5,063,291, principal amount, of Original Issue Discount Secured Convertible Debentures due July 2009, convertible into shares of the Registrant’s Common Stock at a conversion price of $0.10 per share (the “Secured Convertible Debentures”) and (ii) up to 50,632,912 Warrants to purchase shares of Common Stock of the Registrant at an exercise price of $0.10 per share (the “Warrants”). Each purchaser under the Securities Purchase Agreement has the right to participate in subsequent financings of the Registrant. A copy of the Securities Purchase Agreement is attached as Exhibit 4.1 and incorporated herein by reference.
The Secured Convertible Debentures bear prepaid interest of $1,063,291 (7% per year) of the principal amount. The conversion price of the Secured Convertible Debentures and the exercise price of the Warrants are subject to adjustment upon stock splits or combinations, stock dividends and other similar events as well as upon certain dilutive issuances or rights offerings. The Warrants expire on July 31, 2010. A copy of the form of Secured Convertible Debenture and a copy of the form of Common Stock Purchase Warrant are attached as Exhibits 4.2 and 4.3, respectively, and incorporated herein by reference.
Pursuant to the terms of a Registration Rights Agreement entered into in connection with the Securities Purchase Agreement, the Registrant is obligated to register the shares of Common Stock issued upon conversion of the Secured Convertible Debentures and exercise of the Warrants under certain circumstances. A copy of the Registration Rights Agreement is attached as Exhibit 4.4 and incorporated herein by reference.
Pursuant to the terms of a Security Agreement entered into in connection with the Securities Purchase Agreement, the obligations of the Registrant with respect to the Secured Convertible Debentures are secured by certain assets of the Registrant. A copy of the Security Agreement is attached as Exhibit 10.2 and incorporated herein by reference.
Each subsidiary of the Registrant has provided a guarantee with respect to the Registrant’s obligations under the Secured Convertible Debentures. A copy of the form of Subsidiary Guarantee is attached as Exhibit 10.3 and incorporated herein by reference.

SECTION 3.	SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.
On July 31, 2006, the Registrant issued the Secured Convertible Debentures and the Warrants (each as defined in Item 1.01 above). In addition, pursuant to the Conversion Agreement and Release, the

Company issued 35,169,377 shares of common stock to 6 Convertible Debenture holders in exchange for cancellation of their Convertible Debentures.
The Common Stock, Secured Convertible Debentures and Warrants were issued solely to “accredited investors” and “qualified institutional buyers,” each as defined in the Securities Act of 1933, as amended. The Registrant relied on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The form of Secured Convertible Debenture is attached as Exhibit 4.2 and is incorporated herein by reference. The form of Warrant is attached as Exhibit 4.3 and is incorporated herein by reference.

SECTION 7	REGULATION FD

ITEM 7.01.
On August 3, 2006, the Registrant issued a press release announcing that it entered into a Conversion Agreement and Release with the holders of its two-year Convertible Debentures due November 2006, issued 35,169,377 shares of its Common Stock in exchange for cancellation of the Convertible Debentures, and paid $1,373,303 in cash for the cancellation of the remainder of the Convertible Debentures. The Registrant also announced that the Registrant has issued $5,063,291, principal amount, of new Secured Convertible Debentures due July 2009 with a conversion price of $0.10 and up to 50,632,912 warrants to purchase Common Stock with an exercise price of $0.10 per share. The use of proceeds from the $5,063,291 in principal amount of the Secured Convertible Debentures will be $1,063,291 of prepaid interest, $1,373,303 to retire the prior debt, and approximately $2.6 million for working capital. The Registrant now has 54,799,885 shares of common stock outstanding (approximately 167 million shares on a fully diluted basis). A copy of the Press Release is attached as Exhibit 99.1 and incorporated herein by reference.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.
The following exhibits are incorporated by reference as part of this Report:

Exhibit	Description of Exhibit

4.1	Securities Purchase Agreement dated July 31, 2006

4.2	Form of Secured Convertible Debenture dated July 31, 2006

4.3	Form of Common Stock Purchase Warrant dated July 31, 2006

4.4	Registration Rights Agreement dated July 31, 2006

10.1	Conversion Agreement and Release dated July 31, 2006

10.2	Security Agreement dated July 31, 2006

10.3	Form of Subsidiary Guarantee dated July 31, 2006

99.1	Press Release dated August 3, 2006
[Remainder of page intentionally left blank. Signature page follows.]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of August, 2006.

HARTVILLE GROUP, INC.

By:	/s/ Dennis C. Rushovich

Dennis C. Rushovich President

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